UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Suffolk Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 13, 2009

To Shareholders of Suffolk Bancorp:

Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the “Company”), will be held at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, on Tuesday, April 14, 2009 at 1:00 P.M. for the purpose of considering and voting upon the following matters:

1.	The election of three directors to hold office for three years, and one director to hold office for two years, until their successors shall have been duly elected and qualified.

2.	The ratification of the Board of Directors’ selection of independent auditors for the year ending December 31, 2009.

3.	The approval of the Suffolk Bancorp 2009 Stock Incentive Plan.

4.	Any other business which may be properly brought before the meeting or any adjournment thereof.

By Order of the Board of Directors

DOUGLAS IAN SHAW

Senior Vice President & Corporate Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, OR BY SUBMITTING A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

THIS PAGE LEFT BLANK INTENTIONALLY.

4 West Second Street, P.O. Box 9000

Riverhead, New York 11901

1.631.727.5667

www.suffolkbancorp.com

PROXY STATEMENT ON SCHEDULE 14A

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

April 14, 2009

Item 1.	Date, Time and Place Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Suffolk Bancorp, a New York corporation (the “Company”), of proxies to be voted at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 14, 2009 at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York 11901. This proxy statement and the form of proxy are first being sent to shareholders on March 13, 2009.

Item 2.	Revocability of Proxy

Any shareholder executing a proxy that is solicited in this statement has the power to revoke it by giving written notice to the Secretary of the Company at any time prior to the exercise of the proxy. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices at Suffolk Bancorp, 4 West Second Street, P.O. Box 9000, Riverhead, New York 11901, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Persons whose shares are held for their benefit by a bank, broker, or other third-party are reminded that they must obtain a legal proxy from that third-party in order to revoke prior proxies submitted through that third-party, or to vote those shares at the meeting of shareholders, and must present that legal proxy to the Inspector of Election prior to exercising that proxy.

Item 3.

Not applicable.

Item 4.	Persons Making the Solicitation

Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of the Company, as well as those of The Suffolk County National Bank (the “Bank”), which is a wholly-owned subsidiary of the Company. They may be solicited, personally, or by telephone or electronically, but these people will receive no additional compensation for their services. Copies of proxy material will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to the beneficial owners of the Company’s common stock. The Company will bear all costs of soliciting proxies.

Item 5.

Not applicable.

Item 6.	Voting Securities and Principal Holders Thereof

As of March 6, 2009, there were 9,590,571 shares of common stock, $2.50 par value, of the Company outstanding. Only stockholders of record at the close of business on March 6, 2009 are entitled to notice of and to vote at the annual meeting. Each shareholder of record on that date is entitled to one vote for each share held. Shareholders do not have cumulative voting rights in the election of directors.

To the best of the knowledge of the Company, the following table presents the total number of shares and percent beneficially owned by shareholders who own more than 5 percent of the Company’s common stock as of March 6, 2009:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Stock	Barlacys Global Investors NA	542,573	5.66%
	400 Howard Street
	San Francisco, CA 94105

This information as to the beneficial ownership of the shares of the Company’s common stock is based on Schedules 13G filed with the Securities and Exchange Commission as of February 13, 2009.

The following table details security ownership of management as of March 6, 2009:

SECURITY OWNERSHIP OF MANAGEMENT

(1) Title of class	(2) Name of beneficial owner	(3) Amount and nature of beneficial ownership (2)(3)	(4) Percent of class
Common Stock	Nominees for a term of three years:
	James E. Danowski	14,381	0.15%
	Thomas S. Kohlmann (1)	67,795	0.71%
	Terence X. Meyer	13,721	0.14%
	Nominee for a term of two years:
	J. Gordon Huszagh (1)	37,295	0.39%
	Directors Continuing In Office:
	Joseph A. Gaviola	6,309	0.07%
	Edgar F. Goodale	76,629	0.80%
	David A. Kandell	15,562	0.16%
	Susan V.B. O’Shea	15,322	0.16%
	John D. Stark Jr.	27,480	0.29%
	Named Executive Officers
	Robert C. Dick (1)	25,710	0.27%
	Frank D. Filipo (1)	16,443	0.17%

	Directors and Executive Officers as a Group (11 people) (1)	316,648	3.30%

(1)	Includes exerciseable options to purchase 120,500 shares as detailed in “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” included under Item 8 below.
(2)	None of these shares are pledged as security except 11,210 owned by Terence X. Meyer.
(3)

There are no shares with respect to which such persons have the right to acquire beneficial ownership other than as provided for in “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” included under Item 8 below.

Item 7.	Directors and Executive Officers

Election of Directors and Information With Respect To Directors and Officers

(Item 1 on Proxy Card)

The first item to be acted upon at the meeting of shareholders is the election of three directors to hold office for three years, and one director to hold office for two years, until their successors shall have been duly elected and qualified. The By-Laws of the Company provide that the total number of directors may be fixed by resolution of the Board of Directors. The Board has fixed the number of directors at nine. The By-Laws further provide that the directors shall be divided into three classes, as nearly equal as possible, with terms of office of each class expiring at the end of consecutive years.

Each of the four nominees has consented to being named in this proxy statement and to serve if elected, and the Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. The other five members of the Board of Directors, who are listed below, are currently expected to continue to serve on the Board until their respective terms expire.

Following is information about the nominees for directors to be elected at this annual meeting of shareholders and the directors of the Company whose terms of office continue after this annual meeting of shareholders of the Company.

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Name (1)	Age at March 6, 2009	Position and Offices With Company (4)	Business Experience During Past 5 Years (2)	Served as Director Since	Present Term Expires (3)
Nominees for a term of three years:

James E. Danowski	53	Director	C.P.A., Partner; Coughlin, Foundotos, Cullen & Danowski, L.L.P. (accounting)	2002	2009

Thomas S. Kohlmann	62	Director	Past Chairman, President & Chief Executive Officer; The Suffolk County National Bank and Suffolk Bancorp	1999	2009

Terence X. Meyer	52	Director	Managing Partner; Meyer, Meyer & Keneally Esqs. LLP (attorneys)	1999	2009

Nominee for a term of two years:

J. Gordon Huszagh	55	President, Chief Executive Officer, & Chief Financial Officer	Executive Vice President & Chief Financial Officer; The Suffolk County National Bank & Suffolk Bancorp	2009	2009
Directors Continuing In Office:

Edgar F. Goodale	55	Director	President; Riverhead Building Supply Corp.	1989	2010

David A. Kandell	55	Director	Managing Partner; Kandell, Farnworth, & Pubins, C.P.A.’s (accounting firm)	2003	2010

Susan V.B. O’Shea	59	Director	Managing Partner; O’Shea Properties (multi- tenant commercial real estate)	2000	2010

Joseph A. Gaviola	53	Director	Principal; Gaviola’s Montauk Market,Chris-Nic Properties (retail, commercial and residential real estate)	2004	2011

John D. Stark Jr.	46	Director	Vice President; Foxwood Corporation (manufactured housing)	2007	2011

(1)

All of the nominees and all of the directors continuing in office are also directors of the Bank. Of the nominees and directors continuing in office, only Thomas S. Kohlmann and J. Gordon Huszagh have been executive officers of the Company in the last fiscal year.

(2)

The business experience of each director during the past five years was that typical of a person engaged in the principal occupations for that period listed for each. Each of the directors has held the same or another similar position with the same employer during the past five years.

(3)	The policy of the Board of Directors of Suffolk Bancorp is that directors shall retire at the end of the term of service during which they attain 72 years of age.
(4)	No directors serve as directors of other publicly-held companies.

Following is information concerning the experience of the three executive officers of Suffolk Bancorp:

EXECUTIVE OFFICERS’ EXPERIENCE

Name	Age	Position	Dates			Business Experience during past 5 years
J. Gordon Huszagh	55	President, Chief Executive Officer,	Feb-09	-	Present	President, CEO, and Director, Suffolk Bancorp
		and Chief Financial Officer	Feb-09	-	Present	President, CEO, and Director, SCNB
			Jan-99	-	Present	CFO Suffolk Bancorp, SCNB
			Jan-99	-	Feb-09	EVP Suffolk Bancorp, SCNB
Employed by SCNB since January 1983.

Robert C. Dick	59	Executive Vice President and	Apr-00	-	Present	EVP, Suffolk Bancorp
		Chief Lending Officer	Apr-00	-	Present	EVP and Chief Lending Officer, SCNB
Employed by SCNB since January 1980.

Frank D. Filipo	57	Executive Vice President,	Mar-03	-	Present	EVP, Suffolk Bancorp
		Retail Banking	Mar-03	-	Present	EVP, Retail Banking, SCNB
			Sep-01	-	Mar-03	SVP, Retail Banking, SCNB
Employed by SCNB from April 1994 to
September 1996 and since September 2001.

No officers or directors serve as directors of any other publicly held company. To the best of the knowledge of management, there are no material proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

Transactions with Directors, Executive Officers, and Associates

Some of the nominees, directors continuing in office, and executive officers of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities with which they are associated, are also customers of the Bank in the ordinary course of business. They may also have taken loans from the Bank of $60,000 or more. It is anticipated that these people and their associates will continue to be customers of, and indebted to, the Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, or present other unfavorable features. They were made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons, including interest rates and collateral. All such loans are reviewed and approved by the full Board of Directors of the Bank as soon as practicable after they are made. At present, none of these loans to nominees, directors, executive officers, or their associates is non-performing.

Other than normal relationships as customers or by virtue of position or ownership in the Company, none of the directors or officers of the Company or their associates now maintains, or has maintained, any significant business or personal relationship with the Company or the Bank during 2008, except for the following. The law firm of Meyer, Meyer & Keneally Esqs. LLP, of which Director Meyer is a partner with a one-half interest, has been employed to represent the Bank in real-estate transactions and was paid $317,398 for legal services. It is anticipated that the Bank will employ this law firm in the future. Management and the Board of Directors of the Company have determined that these amounts are fair and competitive for the services provided.

Filing of S.E.C. Reports—Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires executive officers, directors, and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by S.E.C. regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2008 its executive officers, directors, and beneficial owners of more than 10 percent of the stock complied with all applicable filing requirements of Section 16(a).

Committees

The Boards of both the Company and the Bank have standing Audit, Nominating and Governance, and Compensation Committees, composed as follows:

COMMITTEE MEMBERSHIP

Audit	Nominating and Governance	Compensation
James E. Danowski, Chairman	Edgar F. Goodale, Chairman	Susan V. B. O’Shea, Chairwoman
Joseph A. Gaviola	James E. Danowski	James E. Danowski
David A. Kandell	David A. Kandell	Edgar F. Goodale
John D. Stark Jr.

The Audit Committee operates under a formal charter, available on the Company’s web site, www.suffolkbancorp.com. It performs the functions described below under “Report of the Audit Committee.” The Board has determined that all of the members of the Audit Committee are independent under the applicable listing standards of NASDAQ. The Board has also determined that Messrs. Danowski and Kandell are “audit committee financial experts,” and have the requisite financial and accounting expertise and knowledge regarding the Company’s financial reporting process and internal controls. None of the members of the committee serve on more than three audit committees, including Suffolk’s. The committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Suffolk by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Nominating and Governance Committee operates under a formal charter, available on the Company’s web site, www.suffolkbancorp.com. It is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) lead the Board in its annual review of the Board’s performance; and (4) recommend to the Board director nominees for each committee. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by the applicable listing standards of NASDAQ. The Committee operates pursuant to a Charter that was last reaffirmed by the Board on February 23, 2009.

The Compensation Committee does not operate under a formal charter. It reviews salaries, benefits, and employment policies of the Company and the Bank at least annually, and makes recommendations to the Board. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by the applicable listing standards of NASDAQ.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by, and meet the experience requirements of, the applicable listing standards of NASDAQ. The Committee operates pursuant to a Charter whose adequacy is reviewed and reassessed by the Committee on an annual basis, and was last amended and restated by the Board on May 22, 2008. As set forth in the Charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements; the Company’s accounting and financial reporting principles; and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements and related controls, procedures, compliance, and other matters with management and the independent auditors. These discussions included those required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has (1) also received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; (2) received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation, internal audit, and any other services provided by the auditors; (3) considered whether the provision of those services by the independent auditors to the Company is compatible with maintaining the auditor’s independence; and (4) discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the Securities and Exchange Commission.

Submitted by: James E. Danowski, Chairman of the Committee; Joseph A. Gaviola; David A. Kandell; John D. Stark Jr.

The information contained in the Audit Committee Report is not deemed filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Nominating and Governance Committee

The key roles, among others, of the Nominating & Governance Committee are to assist the Board by identifying individuals qualified to become Board members; and to recommend to the Board the Corporate Governance Guidelines applicable to the Company. The Committee assesses the independence of both current and prospective directors with reference to the applicable listing requirements of NASDAQ under Rule 4200 which require that directors’ relationships with the Company not be material as defined in the rule. On recommendation by the Committee, the Board of Directors has determined the independence of each of the company’s directors, nominated or continuing in office, as follows:

INDEPENDENCE OF DIRECTORS

Name	Independent	Name	Independent
James E. Danowski	yes	Thomas S. Kohlmann	no
Joseph A. Gaviola	yes	Terence X. Meyer	no
Edgar F. Goodale, Chairman	yes	Susan V. B. O’Shea	yes
J. Gordon Huszagh	no	John D. Stark Jr.	yes
David A. Kandell	yes

The Board of Directors has chosen to conduct its executive sessions which include only directors deemed to be independent at least two times annually, chaired by a lead director.

The primary business of the Company is the operation of the Bank. The directors of the Company met fifteen times during the fiscal year ended December 31, 2008; the Audit Committee met eight times; the Compensation Committee met two times; and the Nominating and Governance Committee met once during 2008. The Board of the Bank met fourteen times. No director currently serving attended fewer than 75 percent of the meetings of the Board of the Company and its committees, or of the Bank and its committees except for Thomas S. Kohlmann who was on medical leave from August 7, 2008 until February 9, 2009.

The Nominating and Governance Committee has a policy to encourage shareholders, as well as directors, employees, and other stakeholders in the Company to submit candidates for the Committee’s consideration. Submissions may be made at any time in writing, but to be considered by the Committee for nomination at the 2010 annual meeting should be submitted by December 14, 2009 to:

The Chairman of the Nominating and Governance Committee

c/o Corporate Secretary

Suffolk Bancorp

4 West Second Street

P.O. Box 9000

Riverhead, New York 11901

The Committee makes no representation that it will recommend to the Board of Directors a candidate as a nominee, but will consider all individuals whose names are submitted. All candidates for nominee, regardless of the source of submission, will be evaluated under the same criteria. Accordingly, candidates for director of Suffolk Bancorp and the Bank should be at minimum:

•	Growing in prominence or already prominent, respected, with good contacts in the communities that the Company serves.

•	Experienced and successful in business, finance, or administration.

•	Familiar with fiduciary responsibility, and with an unblemished reputation for integrity.

At present, the Committee does not use third parties to help identify nominees for the Board of Directors, although it reserves the right to do so in the future. Candidates for nominee may be suggested by the Directors, members of management, other employees, shareholders, customers, or members of the communities the Company serves.

Shareholders are encouraged to communicate with the Board of Directors whenever they believe it is important to do so. Communications should be designated on the outside of the envelope in which they are sent as being intended for the full Board of Directors or for the sole consideration of Directors who are not also part of management, and can be sent to the Board as follows:

The Board of Directors (or Non-management Directors)

c/o Corporate Secretary

Suffolk Bancorp

4 West Second Street

P.O. Box 9000

Riverhead, New York 11901

All such communications from bona-fide shareholders will be forwarded to the designated directors upon the sender’s confirmation as a shareholder.

The Board of Directors expects that directors shall attend a minimum of 75 percent of the regular and special meetings of the Board, unless granted leave for illness or personal reasons, and directors are strongly encouraged to attend the annual meeting of the shareholders. All directors then serving attended the most recent annual meeting of the shareholders held on April 8, 2008.

Shareholder proposals to be considered at an annual meeting must be submitted in a timely fashion. Shareholder proposals to be considered for inclusion in the proxy statement for the 2010 annual meeting of the shareholders must be received by the Company at its principal executive offices no later than November 12, 2009, any such proposals, as well as any questions about them, should be directed to the Secretary of the Company. Shareholder proposals for the 2010 annual meeting of the shareholders submitted outside of the processes of the SEC’s Rule 14a-8 must be, and will be considered untimely unless they are, (a) in the case of nominations for election to the Board of Directors, delivered or mailed to the President of the Company not less than 14 nor more than 50 days prior to the date of the 2010 annual meeting (or no later than the close of business on the seventh day following the date on which notice of the meeting is mailed, if less than 21 days notice of the 2010 annual meeting is given to shareholders), or (b) in the case of shareholder proposals concerning business other than nominations for election to the Board of Directors, received by the Company at its principal offices, directed to: Corporate Secretary, no later than January 21, 2010 or, if the date of the 2010 annual meeting is more than 30 days earlier or later than April 14th, a reasonable time before the Company mails its proxy materials for the 2010 annual meeting.

Submitted by: Edgar F. Goodale, Chairman of the Committee; James E. Danowski; David A. Kandell

Item 8.	Compensation of Directors and Executive Officers

Report of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

No person served as a member of the Compensation Committee of the Company’s board of directors during the last completed fiscal year, who:

A.	Was, during the fiscal year, an officer or employee of the registrant;

B.	Was formerly an officer of the registrant; or

C.	Had any relationship requiring disclosure by the registrant under any paragraph of Item 404. In this event, the disclosure required by Item 404 shall accompany such identification.

The Chairman, President, and Chief Executive Officer participated in deliberations from time to time on an ex-officio basis and without a vote, and did not participate in nor was present for deliberations concerning his own compensation.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis explains the Company’s compensation philosophy, policies and practices with respect to the Chief Executive Officer, Chief Financial Officer, and the other current and former executive officers included in the Summary Compensation Table on page 11, referred to collectively as the “named executive officers.”

Role of the Compensation Committee

The Company’s Compensation Committee consists of at least three Directors who are deemed independent, as well as the Chief Executive Officer who participates on an ex-officio, non-voting basis, and who is not present during deliberations concerning his compensation. The Compensation Committee does not operate under a formal charter. However, the Compensation Committee reviews, at least annually, the salaries, benefits, and employment policies of the Company and makes recommendations to the full Board which then ratifies or modifies the actions taken by the Compensation Committee. Members of the Company’s management may attend Compensation Committee meetings regularly to provide information about personnel policies and programs. Management’s participation plays an important part in the development and continuation of benefit plans, and in determining appropriate compensation. The Compensation Committee holds discussions with management in attendance to ensure that the Compensation Committee makes fully informed decisions with respect to compensation matters that affect the Company’s operations and shareholder returns.

Objectives of Compensation Program

The key objectives of the Company’s compensation programs are to attract and retain qualified, talented individuals to fill key positions and to compensate the employees at fair and competitive levels in order to encourage them to work to increase the net worth of the Company, and ultimately shareholder wealth.

The Company has established programs that link remuneration to demonstrated and measurable performance goals, including return on equity, return on assets, and net income, all of which provide the basis for dividends on common stock, earnings per share growth and growth of the stock price. These goals align with the Company’s corporate philosophy and the annual business plan.

In making determinations regarding executive compensation, the Company weighs an individual’s impact on overall corporate success, individual leadership qualities and community presence. The Company rewards individuals for their ongoing commitment to the Company’s shareholders through the use of competitive salaries, incentive bonus payments and direct ownership of Company equity.

Elements of Compensation Program

General

The Company endeavors to achieve a balance between short- and long-term compensation and uses a mix of cash and equity to compensate its executives. Elements of compensation include base salary; cash bonus; stock options; and participation in a defined-benefit pension plan as well as a voluntary, defined contribution plan, with respect to which the Company provides partial matching contributions. The Company evaluates each element of compensation to align individual remuneration with the Company’s overall compensation strategy. The Compensation Committee reviews performance of the named executive officers on an annual basis and examines each named executive officer’s base salary, incentive bonus, and stock option awards at such time.

Base Salary

Base salary represents the annual salary paid to each executive. Base salary defines the Company’s position in the market for the position in question. The Company fixes base salary at a level it believes enables it to hire and retain individuals in a competitive environment.

Cash Bonus

The cash bonus rewards key employees for individual performance during the course of the year with respect to that individual’s goals, and at senior levels, performance of the Company as a whole. Each executive is awarded a cash bonus at the discretion of the Compensation Committee. Bonuses are determined and paid after the end of the fiscal year on which they are based.

Stock Options

Stock options align the interests of key employees with the interests of the Company’s shareholders. Stock options provide for financial gain derived from the potential appreciation in stock price from the option grant date until the option exercise date. The Company grants stock options on a fixed schedule and at the closing price on the day of the regular meeting at which the Board of Directors approves the grant. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. The Company’s general practice is to grant stock options that vest one year after the date of the grant.

Defined Benefit Pension Plan; Defined Contribution Plan

The defined-benefit pension plan helps to retain employees by rewarding tenure of service to the company by providing a secure source of income upon retirement. The defined-contribution plan provides the employee with the opportunity to further augment income in retirement.

Executive Perquisites

Executive perquisites are not a significant component of the Company’s executive compensation program; the Company limits the use of perquisites among eligible executives.

Comparison of Compensation to Peers

In addition to many other factors considered by the Compensation Committee, the Company takes into account the compensation practices of comparable companies in formulating the compensation program. In order to determine an individual’s base salary, the Company uses salary ranges which are based on the nature of the position. The Company determines these ranges based upon regional salary surveys, industry guidelines, and regional economic conditions. The Company makes comparisons to compensation at similar companies at least annually, including information regarding regional banking organizations. The Company also participates in comparison surveys conducted by independent firms that provide additional summary compensation data in return for the Company’s participation. In addition, on a periodic basis, the Board of Directors compares the Company’s operating results and market performance to the commercial banking industry as a whole, all banking companies in the New York metropolitan area, all banking companies of similar size nationwide, and selected regional competitors. The Compensation Committee annually reviews and assesses the compensation benchmarks that the Company uses and makes modifications as necessary.

Tax Matters

Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). The Company endeavors to structure its compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting the Company’s compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m).

Change in Control Payments

Some of the Company’s executive officers are entitled to receive severance payments and other benefits in the event of a change in control of the Company and a qualifying termination of the executive’s employment. These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements. In addition, the Company believes that these arrangements provide an incentive for the Company’s executives to continue to help successfully execute a transaction involving a change in control of the Company from its early stages until closing. For a description and quantification of these change-of-control benefits, please see the section titled “Employment Agreements in the Event of a Change-of-Control.”

Stock Ownership

National banking law requires directors to own 200 shares of stock of either the Bank, or if it is a subsidiary of a holding company, of that company. The Company does not have a formal requirement for directors and executive officers to own shares in excess of that number, but strongly encourages directors to make a substantial investment in the Company’s stock, and seeks to facilitate that investment through a Director Stock Purchase plan wherein directors may elect to have their fees invested in common stock of the Company, purchased in market transactions and without discount, on the day that the fees are paid.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by: Susan V.B. O’Shea (Chairwoman); James E. Danowski; Edgar F. Goodale

The following table sets forth the compensation paid to the person who served as principal executive officer and the person who served as principal financial officer during the fiscal year ended December 31, 2008, and each of the other three highest paid executive officers of the Company whose salary and bonus exceeded $100,000 as accrued for the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards (1) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($) (h)	All Other Compensation (3)(4)(5)(6) ($) (i)	Total ($) (j)
Thomas S. Kohlmann	2008	394,077	120,000	n/a	41,250	n/a	159,995	47,396	762,718
Chairman, President and	2007	385,802	140,000	n/a	60,420	n/a	77,610	45,094	708,927
Chief Executive Officer	2006	372,250	150,000	n/a	56,640	n/a	58,731	37,897	675,518

J. Gordon Huszagh	2008	196,788	115,000	n/a	31,140	n/a	167,430	9,256	519,614
Executive Vice President &	2007	191,591	100,000	n/a	50,350	n/a	67,207	9,103	418,251
Chief Financial Officer	2006	183,942	110,000	n/a	47,200	n/a	64,663	7,836	413,641

Robert C. Dick	2008	181,538	60,000	n/a	20,760	n/a	221,471	6,221	489,991
Executive Vice President &	2007	177,092	70,000	n/a	30,210	n/a	94,681	6,645	378,627
Chief Lending Officer	2006	170,860	75,000	n/a	28,320	n/a	86,571	6,260	367,012

Frank D. Filipo	2008	175,115	45,000	n/a	20,760	n/a	72,403	11,079	324,358
Executive Vice President,	2007	177,157	50,000	n/a	30,210	n/a	26,798	4,315	288,481
Retail Banking	2006	172,213	60,000	n/a	28,320	n/a	24,770	4,165	289,468

Augustus C. Weaver	2008	95,998	55,000	n/a	20,760	n/a	126,320	4,123	302,201
Executive Vice President &	2007	196,954	65,000	n/a	30,210	n/a	104,462	5,617	402,243
Chief Information Officer	2006	188,966	65,000	n/a	28,320	n/a	83,152	9,539	374,977

(1)

Options vest one year after date of grant without condition. The value was computed using the Black-Scholes option model using assumptions as noted in footnote one to the table in the following titled “GRANTS OF PLAN BASED AWARDS.”

(2)	Includes above-market or preferential earnings on non-qualified deferred compensation as follows:

Thomas S. Kohlmann	$5,959
J. Gordon Huszagh	2,758
Robert C. Dick	4,880
Frank D. Filipo	—
Augustus C. Weaver	3,327

(3)	Includes company matching contributions to 401(K) plan.
(4)	Includes life insurance premiums and personal use of automobiles owned by the Company.
(5)	All Other Compensation for Thomas S. Kohlmann includes retainer of $36,000 as a Director of the Suffolk County National Bank.
(6)	The total of perquisites and personal benefits did not exceed $10,000 for any of the named executive officers.

Grants of Plan-Based Awards

The Company adopted a 1999 Stock Option Plan for its employees and employees of its subsidiaries which was approved by the shareholders. It expired on January 22, 2009. The Option Plan provided for incentive stock options and non-qualified stock options. Under the Option Plan, options to purchase up to 1,200,000 shares of Common Stock may be issued. As of December 31, 2008, options for 1,020,500 shares remained to be granted. Under the Plan, eligible employees are granted options to purchase Common Stock of the Company at a price equal to the fair market value of the shares on the date that the option is granted. Almost all of the Company’s approximately 362 employees could qualify as eligible employees. The Compensation Committee of the Board of Directors determines the optionee, the number of shares covered by the options, and the exercise price of options granted under the Plans. When granted, options expire after a time determined by the Compensation Committee, but in no event longer than ten years, or on termination of the employment of the optionee unless the termination resulted from death, disability, or retirement. In those events, the option expires in two years, one year, and three months after termination of employment, respectively. The exercise price may be paid either in cash or by delivery of shares of the Company’s Common Stock, valued at the market price. Optionees may also be given stock appreciation rights in connection with the option. The Compensation Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. Copies of the Plans are available upon shareholder request.

To date, options granted under the plan have vested one year after the date of grant, although the Company reserves the right to modify that practice in the future. The following table details grants of plan-based awards made during the year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas S. Kohlmann	1/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	4,000	31.18	$41,520
J. Gordon Huszagh	1/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3,000	31.18	$31,140
Robert C. Dick	1/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	2,000	31.18	$20,760
Frank D. Filipo	1/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	2,000	31.18	$20,760
Augustus C. Weaver	1/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	2,000	31.18	$20,760

(1)	All options granted during the fiscal year vest without condition one year after the date of grant.
(2)

The weighted-average, fair value of the options granted during 2008 was $10.38. The fair value of each option was estimated on the date granted using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants during 2008: risk-free interest rate of 3.59%; expected dividend yield of 2.82%; expected life of ten years; and expected volatility of 35.40%.

The following table details outstanding equity awards at fiscal year-end December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
	Exercisable (b)	Unexercisable (c)
Thomas S. Kohlmann	3,000		n/a	13.13	1/22/2009	n/a	n/a	n/a	n/a
	10,000		n/a	13.13	1/18/2010	n/a	n/a	n/a	n/a
	12,000		n/a	15.50	1/19/2011	n/a	n/a	n/a	n/a
	5,000		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	5,000		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	6,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	6,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	6,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
		4,000	n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
J. Gordon Huszagh	3,000		n/a	13.13	1/18/2010	n/a	n/a	n/a	n/a
	5,000		n/a	15.50	1/19/2011	n/a	n/a	n/a	n/a
	2,500		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	2,500		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	5,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	5,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	5,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
		3,000	n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
Robert C. Dick	5,000		n/a	15.50	1/19/2011	n/a	n/a	n/a	n/a
	2,500		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	2,500		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	3,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	3,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	3,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
		2,000	n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
Frank D. Filipo	1,000		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	2,500		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	3,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	3,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	3,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
		2,000	n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a

(1)	All options that were unexerciseable at December 31, 2008 vested on January 28, 2009 without condition.

The following table details option exercises and stock vested during the fiscal year ended December 31, 2008:

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas S. Kohlmann	—	—	n/a	n/a
J. Gordon Huszagh	—	—	n/a	n/a
Robert C. Dick	—	—	n/a	n/a
Frank D. Filipo	—	—	n/a	n/a
Augustus C. Weaver	—	—	n/a	n/a

Compensation Pursuant To Plans

The Bank sponsors a defined benefit pension plan covering substantially all employees. Benefits are based on years of service and the employee’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all compensation as reported on form W-2. A Participant’s Normal Retirement Benefit is an annual pension benefit commencing on his Normal Retirement Date payable in the Normal Benefit Form in an amount equal to: (1) 1.75% of his Average Annual Compensation, multiplied by Creditable Service up to 35 years; plus (2) 1.25% of his Average Annual Compensation, multiplied by Creditable Service in excess of 35 years up to 5 years; minus (3) 0.49% of his Final Average Compensation (up to Covered Compensation) multiplied by Creditable Service up to 35 years. The Normal Benefit Form is payable as a Single Life Pension with 60 payments guaranteed. An Employee will become a participant in the Plan on the 1st of the month which coincides with or next follows the completion of 12 months of Eligibility Service and attainment of age 21. There are a number of optional forms of benefit available to the above participants, all of which are adjusted actuarially. The following executives are eligible for early retirement: Frank D. Filipo, Robert C. Dick, J. Gordon Huszagh, and Thomas S. Kohlmann. Participants are eligible for early retirement upon obtaining age 55. Early retirement benefits are determined as follows: Reduced 3% (per annum) for basic benefit and 6% for offset benefit. The total pension plan expense for all officers and employees for 2008 was $900,592. The following table details pension benefits earned as of December 31, 2008:

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit (1) ($) (d)	Payments During Last Fiscal Year ($) (e)
Thomas S. Kohlmann	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	15.8	533,214	—

J. Gordon Huszagh	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	24.9	560,013	—

Robert C. Dick	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	27.9	782,673	—

Frank D. Filipo	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	7.3	182,183	—

Augustus C. Weaver(2)	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	20.4	753,028	—

(1)	The Present Value of Accumulated Benefits, column (d), was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2008.
(2)	Augustus C.Weaver retired on June 30, 2008.

The following table details non-qualified deferred compensation during the fiscal year ended December 31, 2008:

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Thomas S. Kohlmann	36,000	—	65,342	—	999,022
J. Gordon Huszagh	42,525	—	17,089	—	212,776
Robert C. Dick	7,262	—	30,838	—	430,179
Frank D. Filipo	—	—	—	—	—
Augustus C. Weaver	39,901	—	36,478	—	533,182

Directors’ Compensation

With the exception of directors’ fees described below, directors of the Company are not compensated in any way for their services. Prior to July 1, 2006, all directors of the Bank received an annual fee of $20,800 for their services. All directors of the Bank, except Mr. Kohlmann, also received $1,250 for either four or five meetings during the month of service on the Finance Committee, an annual stipend of $9,200 for service as Chairman of the Audit Committee, a stipend of $7,200 for other members of the Audit Committee, and $800 per meeting of any other committee of which each may have been a member.

In June of 2006, the Board of the Bank voted to change the compensation of directors as follows, effective July 1, 2006.

•

Annual retainer of $36,000 for all directors, to include attendance at 12 regular meetings of the Board, 1 organizational meeting of the Board, the annual meeting of shareholders, approximately 13 meetings of the finance committee, and all other committee meetings as assigned, and any special meetings that the Board deems necessary.

•	An additional retainer of $2,000 per annum for service on the Audit Committee to reflect the additional work, responsibility, and liability.

•	A further retainer of $2,000 per annum for the Chairman of the Audit Committee to reflect the still greater responsibility and work of that position.

All retainers will be paid in 12 monthly installments on the date of each regular monthly meeting during the corporate year. It was further agreed that retainers would be recovered from any director who failed to attend less than 75 percent of the meetings to which he or she had been assigned.

The Company maintains a Directors’ Deferred Compensation Plan, under which a director may defer receipt of his fees as a director of the Bank until retirement or age 72, termination of service, or death. During the deferral period, amounts deferred earn interest at 1 percent less than the prime rate.

Upon the merger of Hamptons Bancshares, Inc. into Suffolk Bancorp in 1994, the Company assumed the retirement plan for the directors of Hamptons Bancshares, Inc., which had been established in 1988, and covered ten directors who had served for at least seven consecutive years. These directors, upon attaining age 70, receive a benefit of $833 per month payable for 120 months, and for which the Company contributed the sum of $1,193 per month during 2008.

The following table details compensation paid to directors during the year ending December 31, 2008:

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)(3) ($) (f)	All Other Compensation (4)(5)(6) ($) (g)	Total ($) (j)
James E. Danowski	40,000	n/a	n/a	n/a	—	89	40,089
Joseph A. Deerkoski (7)	9,000	n/a	n/a	n/a	664	89	9,754
Joseph A. Gaviola	38,000	n/a	n/a	n/a	—	89	38,089
Edgar F. Goodale	36,000	n/a	n/a	n/a	7,548	89	43,637
David A. Kandell	38,000	n/a	n/a	n/a	—	89	38,089
Terence X. Meyer	36,000	n/a	n/a	n/a	—	89	36,089
Susan V.B. O’Shea	36,000	n/a	n/a	n/a	—	89	36,089
John D. Stark, Jr.	37,500	n/a	n/a	n/a	—	—	37,500

(1)	Directors’ fees paid to Thomas S. Kohlmann, Chairman, are included in the SUMMARY COMPENSATION TABLE under Item 8.
(2)	Includes above-market or preferential earnings on deferred compensation.
(3)	No director standing for election or continuing in office participates in a pension plan provided for or affiliated with the Company.
(4)	There were no director legacy programs in place, nor donations to charitable institutions made in directors’ names during 2007.
(5)	The total of perquisites and personal benefits did not exceed $10,000 for any director.
(6)	Includes life insurance of $25,000 per director at a premium of $89.10 per annum.
(7)	Joseph A. Deerkoski retired on April 8, 2008

Employment Agreements in the Event of a “Change-of-Control”

At December 31, 2008, the Company had entered into agreements with twelve employees, including Messrs. Dick, Filipo, Huszagh, and Kohlmann. These agreements provide for certain benefits in the event that the employee is terminated involuntarily within three years of a “change of control” of the Company. It also provides benefits if the employee leaves voluntarily within three years of a “change of control” if there has been a material change in the employee’s salary, function, duties, or responsibilities that causes the employee’s position to be of less dignity, responsibility, importance, or scope than it was immediately before the “change of control.” It further applies if there is a significant change in geographic location of the employee’s place of employment. Under the agreements, a “change of control” occurs if (i) any individual, entity, or group acquires 25 percent or more of the Company’s common stock or the outstanding voting securities of the Company; (ii) the current directors of the Company and directors approved in the future by a majority of the current directors and their approved successors (“Incumbent Directors”) cease to comprise a majority of the directors of the Company; (iii) there is a reorganization, merger, or consolidation of the Company or sale or other disposition of all the Company’s assets; or (iv) the shareholders of the Company approve its liquidation or dissolution. An acquisition by a corporation otherwise described in (i) above and the events described in (iii) above do not comprise a “change of control” when or if (a) the holders of 60 percent or more of the Company’s common stock and voting securities own substantially the same proportion of common stock and voting securities of the corporation resulting from such event; (b) no person, entity, or group owns 25 percent or more of the common stock or voting securities of the resulting corporation except one who owned more than 25 percent before the event; and (c) a majority of the directors of the board of the resulting corporation are currently incumbent directors or are incumbent directors at the time of the action by the board approving the event. After a qualifying event of termination following a change in control, an employee shall be entitled to a monthly payment in the amount of his or her monthly rate of salary immediately before the “event of termination,” plus one-twelfth of all bonuses paid to the employee in the twelve preceding months. In addition, the employee shall be entitled to receive the Company’s health benefits during the benefit period. The payments and benefits shall continue for up to thirty-six months. These payments and benefits will be reduced by the amount of salary and benefits the employee receives from other employment during the benefit period. The agreements do not provide for tax “gross-ups.” The agreements are effective for any “change of control” taking place prior to April 14, 2009.

Management views employment agreements as insurance for both the Company and the employee. The incentive provided to the employee by an employment agreement is to remain with the Company when the employee has reason to believe that his or her position and/or income may be at risk in the event of a change of control. Absent the protections contained in the employment agreements, he or she would be inclined to look to a competitor for greater stability and/or compensation. Such agreements also serve as an important recruiting tool by giving senior-level hires the confidence that they will be whole financially if they accept a position with the Company. It is in the shareholders’ interest that the Company continues to be able to attract and retain key employees without regard to a possible change of control. Without the assurance of an employment agreement, the value of the Company could decline if key managers or employees were to leave for what they perceive as safer or more lucrative positions. The objective of certain unsolicited offers might even be to induce such an exodus, thus encouraging the sale of the Company below its true value. Even were a sale to be negotiated on amicable terms among all parties, the shareholders benefit when key employees remain in their positions through the closing of such a sale and until integration into the acquiring company is complete, allowing a smooth transition, thus preserving the value of the combined entity.

Following is a summary of the maximum possible benefit to the five named executive officers:

POTENTIAL COST OF CHANGE-OF-CONTROL AGREEMENTS - Named Executive Officers

Name	2008 Salary ($)	2008 Bonus ($)	Annual Health Benefits ($)	Total Applicable Annual Compensation ($)	Number of Years of Benefit (#)	Maximum Possible Benefit under Contract ($)
Thomas S. Kohlmann (1)
J. Gordon Huszagh	196,788	115,000	11,074	322,863	2.99	965,359
Robert C. Dick	181,538	60,000	12,573	254,111	2.99	759,793
Frank D. Filipo	175,115	45,000	9,693	229,808	2.99	687,127
Augustus C. Weaver(2)

			Maximum Possible Benefit Over Term			2,412,279
			Assumed Effective Tax Rate (2008)			32%

Maximum Possible Aggregate Benefit for Named Executive Officers Over 36 Month Term After-tax						1,640,349

(1)	Thomas S. Kohlman relinquished his positions as President and Chief Executive Officer in February of 2009 and is not included in this calculation.
(2)	Augustus C. Weaver retired from his positions as Executive Vice President and Chief Information Officer on June 30, 2008 and is not included in this calculation.

Item 9.	Independent Public Accountants

RATIFICATION OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)

The Audit Committee recommended, and the Board of Directors has selected, Grant Thornton LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2009, and recommends that shareholders vote for ratification of the appointment. Grant Thornton LLP has audited the Company’s financial statements since 2002. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that the change would be in the best interests of the Company and its shareholders. In the event shareholders vote against ratification, the Board will reconsider its selection.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting of the shareholders. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

It is the policy of the Audit Committee that all non-audit services be approved by the Committee prior to engagement, and all such services were so approved. The following aggregate fees were billed by the accountants during 2008 and 2007:

AUDIT FEES

	2008	2007
Audit fees	$278,837	$355,143
Audit-related fees	35,160	25,167
Tax fees	—	—
All other fees	1,500	—

	$315,497	$380,310

The Board of Directors recommends a vote FOR this proposal, which is Item 2 on the proxy card.

Item 10.	Compensation Plans

PROPOSAL TO APPROVE THE SUFFOLK BANCORP 2009 STOCK INCENTIVE PLAN (Item 3 on Proxy Card)

Introduction

On February 23, 2009, the Company’s Board of Directors adopted, subject to stockholder approval, a new stock incentive plan called the Suffolk Bancorp 2009 Stock Incentive Plan. In this proposal, the Company is asking it’s stockholders to approve the Stock Incentive Plan.

The Stock Incentive Plan is intended to be a successor to the Company’s 1999 Stock Option Plan. Following the date that the Stock Incentive Plan is approved, no further awards of any kind will be granted pursuant to the 1999 Stock Option Plan, although outstanding stock options and stock appreciation rights under the 1999 Stock Option Plan will remain outstanding pursuant to the terms of that plan.

Summary of the Plan

The following description of the Stock Incentive Plan is only a summary of certain provisions of the plan and is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which is included as Appendix B to this proxy statement.

Purpose of the Plan

The purpose of the Stock Incentive Plan is to provide a means by which the Company may attract and retain persons of ability as employees and directors, and motivate such employees and directors to exert their best efforts on the Company’s behalf through the grant of stock options and stock appreciation rights.

Administration of the Plan

The Stock Incentive Plan will be administered by a committee selected by the Company’s Board of Directors (the “committee”). The committee will have exclusive and final authority to administer and interpret the Stock Incentive Plan and any stock option or stock appreciation right granted under the plan, including the power to:

•	Determine which of the Company’s directors, officers and employees will participate in the plan; and

•

Determine the type of stock option or stock appreciation right, and the number of shares of the Company’s stock to be covered by each stock option or stock appreciation right, granted to a participant under the plan.

Any determination made by the committee under the plan will be made at the sole discretion of the committee, and such determinations will be final and binding on all persons.

Eligible Participants in the Plan

The committee may select any director or employee of the Company (or any subsidiary or affiliate of the Company), including officers or directors who are also employees, to participate in the Stock Incentive Plan. As of March 6, 2009, the Company had 9 members of the Board of Directors and approximately 362 employees.

Types of Awards the Company May Issue Under the Plan

The Stock Incentive Plan will allow the Company to grant two types of awards: options to purchase shares of the Company’s common stock and related, or “tandem,” stock appreciation rights (or “SARs”). Each type of award is described in further detail below. The closing price of a share of the Company’s common stock on the NASDAQ on March 6, 2009 was $21.41.

Stock Options. The plan enables the Company to grant to participants options to purchase it’s common stock at specified exercise prices. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment. Those tax implications are discussed in further detail below in the section entitled, “Federal Income Tax Consequences.”

The Stock Incentive Plan provides that the committee may determine the exercise price of an option, but the exercise price of any option cannot be less than the fair market value of a share of the Company’s common stock on the date of grant. All options the Company grants under the plan will expire no later than ten years from the date the Company grants them.

The methods of exercising an option under the plan are set forth in the plan itself. Stock options issued under the Stock Incentive Plan are nontransferable except by will or the laws of descent. The committee will determine the vesting and exercise schedule of options. The granting of an option under the Stock Incentive Plan does not give the participant the rights of a stockholder, and no option will have the right to vote or receive dividends.

Stock Appreciation Rights. In connection with the grant of an option, the plan also enables the Company to grant to the participant a related, or “tandem,” SAR. SARs are granted only in conjunction with a related option and permit the participant to elect to cancel all or any portion of the related option and receive, in settlement of the option or the cancelled portion of the option, an amount in cash, shares of the Company’s common stock or a combination of cash and shares with a value equal to (x) the excess, if any, of the fair market value of a share of the Company’s common stock on the exercise date over the exercise price of the SAR multiplied by (y) the number of shares with respect to which the SAR is exercised.

SARs may be granted only in conjunction with a related stock option, may be exercised only at such time or times and to the extent that the related option is exercisable, and must have the same exercise price as the related option. SARs will terminate or be forfeited upon the exercise or forfeiture of the related option, and the related option will similarly terminate or be forfeited upon the exercise of the SAR. SARs will expire no later than the expiration date of the related option. SARs issued under the Stock Incentive Plan will not be transferable except by will or the laws of descent. The granting of a SAR under the Stock Incentive Plan does not give the participant the rights of a stockholder, and no SAR will have the right to vote or receive dividends.

Limits on Shares the Company May Issue Under the Plan

The maximum number of shares of the Company’s common stock that may be issued pursuant to options and SARs granted under the Stock Incentive Plan is 500,000. The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 500,000. No individual participant may be granted options and SARs under the plan relating to more than 20,000 shares during any calendar year. The committee will adjust these maximums, and the number of shares that may be issued in exercise of awards granted under the plan, in certain specified circumstances such as stock splits, mergers, and other transactions. Shares underlying options or SARs issued under the Stock Incentive Plan that cease to be exercisable, expire, lapse or are forfeited or canceled, do not count towards these share limits.

Impact of a Change in Control

Unless otherwise provided in an award agreement, upon a “change in control” (as defined in the plan), each stock option and SAR granted under the Stock Incentive Plan immediately will become fully vested and exercisable.

Impact of a Termination of Employment

Unless otherwise provided in an award agreement, options and SARs issued under the Stock Incentive Plan will be forfeited upon the participant’s termination of employment, except:

•

If a participant dies while employed by the Company or within three months following his or her termination of employment by reason of disability, any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of the participant’s death, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) two years after the participant’s death.

•

If a participant’s employment is terminated by reason of disability (if the participant has not died within three months following such termination of employment), any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of such termination of employment, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) one year after the termination of employment.

•

If a participant’s employment is terminated by reason of “retirement,” or involuntarily other than for “cause” (in each case as defined in the plan), death or disability, any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of such termination of employment, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) three months after the termination of employment.

•

If a participant’s employment is terminated for any reason other than “cause” during the twenty-four month period following a “change in control” (in each case as defined in the plan), any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of such termination of employment, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) one year after the termination of employment.

Effective Date; Term; Amendment to Plan

The Stock Incentive Plan is effective as of February 23, 2009, subject to and contingent upon approval by at least a majority of the votes cast (in person or represented by proxy) by the Company’s stockholders with respect to this proposal. The plan has a term of ten years.

The Company’s Board of Directors, or the committee, as applicable, may amend, alter, or discontinue the plan or any stock option or SAR previously granted, but no amendment, alteration, or discontinuation may be made that would impair the rights of the holder of a previously granted stock option or SAR without the holder’s consent (with certain limited exceptions).

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of stock options (both non-qualified and incentive stock options) and SARs the Company may grant under the Stock Incentive Plan. The discussion is general in nature; the Company has not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws. The laws governing the tax aspects of awards are highly technical and subject to change.

Non-Qualified Stock Options. The participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. The Company will generally be entitled to a corresponding deduction upon exercise of a nonqualified stock option.

Incentive Stock Options. The participant will not recognize taxable income at the time of a grant of an incentive stock option. The participant will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted or (2) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and the Company will not be entitled to any deduction. If, however, the shares acquired are not held for the period described in the immediately preceding sentence, then in the year of disposition (1) the recipient will recognize compensation taxable as ordinary income equal to the excess of the lesser of (a) the amount realized upon such disposition and (b) the excess of the fair market value of such shares on the date of exercise over the exercise price and (2) the excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain. In the event of an early disposition described in the immediately preceding sentence, the Company will generally be entitled to a deduction equal to the amount of compensation taxable as ordinary income at the time of the disposition.

Stock Appreciation Rights. The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and the Company will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of any shares delivered and the amount of cash paid by the company in settlement of the rights, and the Company will generally be entitled to a corresponding deduction at that time.

New Plan Benefits

The committee has not yet determined, and the Company cannot now anticipate, what grants, if any, will be made under the stock incentive plan during fiscal year 2009 if it is approved. The table below sets forth the number of shares of common stock underlying stock options granted to specified individuals and groups during fiscal year 2008 under the 1999 Stock Option Plan.

Name and Position	Shares Underlying Options
Thomas S. Kohlmann Former Chairman	4,000
J. Gordon Huszagh President, Chief Executive Officer and Chief Financial Officer	3,000
Robert C. Dick Executive Vice President and Chief Lending Officer	2,000
Frank D. Filipo Executive Vice President, Retail Banking	2,000
Augustus C. Weaver Former Executive Vice President and Chief Information Officer	2,000
All Executive Officers, as a Group	13,000
All Non-Employee Directors, as a Group	-0-
All Non-Executive Employees, as a Group	4,000

Vote Required; Board Recommendation

Approval of the Suffolk Bancorp 2009 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast (in person or represented by proxy) with respect to the proposal.

The Board of Directors recommends a vote FOR this proposal, which is Item 3 on the proxy card.

Items 11. – 20.

Not applicable.

Item 21.	Voting Procedures

All proxies that are received by the Board of Directors conferring authority to so vote in the election of directors will be voted FOR the three nominees listed on page 3. Directors shall be elected by a plurality of the votes cast at the meeting. All proxies received will be voted in accordance with their specific instructions. In the event any nominee declines or is unable to serve, the proxies will be voted for a successor nominee designated by the Board of Directors.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of the Board of Directors’ selection of independent auditors for the year ending December 31, 2009. Abstentions and broker ‘non-votes’ are counted as present and entitled to vote for purposes of determining a quorum, but are not treated as votes cast at the meeting. Accordingly, abstentions and broker non-votes will not be counted for purposes of determining the outcome of any of the proposals to be voted on.

Item 22.

Not applicable.

Item 23.	Delivery of Documents to Security Holders Sharing an Address

Only one annual report and proxy statement is delivered to two or more shareholders who share an address unless the Company or its agent has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of these documents to shareholders at a shared address to which a single copy was delivered. To request that separate copies of these documents be delivered, shareholders can contact the Company’s registrar or transfer agent by mail at: American Stock Transfer & Trust Co., 59 Maiden Lane, New York, New York 10038; or by telephone at 1-800-937-5449; or on the Internet at www.amstock.com. You may also contact the Company’s registrar or transfer agent if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

Date: March 13, 2009

By Order of the Board of Directors

DOUGLAS IAN SHAW

Senior Vice President and Corporate Secretary

APPENDIX A

Suffolk Bancorp

Code of Ethics

as reaffirmed on May 22, 2008

The first and most significant element of a financial institution’s relationships with its customers, regulatory agencies, and the communities it serves is trust. In recognition of the importance of that trust, it is the policy of Suffolk Bancorp and its subsidiary, The Suffolk County National Bank, to maintain the highest standard of integrity in the conduct of its business.

This code of ethics should guide directors, officers, and employees of the Company and its subsidiaries in the ethical discharge of their responsibilities, and help them comply with federal bank bribery law (18 U.S.C., Section 215 as amended) and with the policies of the Federal Financial Institutions Examination Council released on April 27, 1987 which include the guidelines of the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency.

I.	Each director, officer, and employee of the Company should be familiar with the law which provides in pertinent part:

“Whoever —

A. “corruptly gives, offers, or promises anything of value to any person, with intent to influence or reward an officer, director, employee, agent, or attorney of a financial institution in connection with any business or transaction of such institution; or

B. “as an officer, director, employee, agent, or attorney of a financial institution, corruptly solicits or demands for the benefit of any person, or corruptly accepts or agrees to accept anything of value from any person intending to be influenced or rewarded in connection with any business or transaction of such institution;

“shall be guilty of an offense.”

II.	Each director, officer, and employee of the bank shall:

A. respect the nature of privileged or confidential information concerning customers or the company’s business.

B. not use information obtained in the conduct of the company’s business for personal or business advantage.

C. be certain that a position held with the company is not used to obtain an unauthorized, illegal or questionable benefit for a customer, supplier or other outside party.

D. not use a position at the company to gain an unauthorized, illegal or questionable benefit for the company or oneself.

E. not accept gifts from customers, suppliers, business associates, or competitors of the company and its subsidiaries having a value of more than $25 or accept cash gifts of any amount, except where the relationship of the director, officer or employee to the donor is primarily and demonstratively personal in nature, and the gift is not intended to influence a business decision in any way.

F. not accept meals or entertainment of a value greater than is customary in the conduct of the business at hand.

G. avoid any conflict or appearance of conflict of interest between professional or fiduciary duties to the company or its customers, and any employment, partnership, investment or directorship in any outside business venture.

H. disclose all things of value received or offered beyond what is authorized in this code and all potential conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the company to the secretary of the corporation in writing.

I. not trade in stock of the company based on information which is not generally available to the investing public.

III.	When questions arise concerning the ethics of a particular action, the director, officer, or employee should submit it in writing to the secretary of the corporation. If the secretary believes that there is a conflict with the code of ethics, it should be referred to the chief executive officer. If, in the opinion of the chief executive officer, it requires further discussion, it should be referred to the board of directors for resolution. Any such discussions should be summarized in written form, including a description of the situation and the determination of the chief executive officer or the board of directors, and filed with the secretary of the corporation.

IV.	All disclosures shall be made to the secretary of the corporation in writing. It is then the duty of the secretary of the corporation to review the situation, and make a preliminary determination as to whether the exception to the code is indeed ethical, subject to the review of the chief executive officer, and maintain a contemporaneous written record.

V.	Each director, officer, or employee of the bank should acknowledge that they have read the code of ethics, in writing, when they first become associated with the company, and after each revision or update of the code.

Appendix B

SUFFOLK BANCORP 2009 STOCK INCENTIVE PLAN

1. PURPOSE. The purpose of the Suffolk Bancorp 2009 Stock Incentive Plan (the “Plan”) is to provide a means by which Suffolk Bancorp (the “Corporation”) may attract and retain persons of ability as employees and directors and motivate such employees and directors to exert their best efforts on behalf of the Corporation and any Subsidiary or Affiliate of the Corporation through the grant of Options and Stock Appreciation Rights to eligible employees. For the purposes of this Plan, the term “Subsidiary” means a subsidiary corporation as defined by Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and the term “Affiliate” means any entity controlled by, controlling, or under common control with, the Corporation. This Plan is intended to be a successor to the Corporation’s 1999 Stock Option Plan, which was approved by the stockholders of the Corporation. Following the date that this Plan is approved by the Corporation’s stockholders, no further awards of any kind shall be granted pursuant to the Corporation’s 1999 Stock Option Plan, it being understood that outstanding awards under the Corporation’s 1999 Stock Option Plan will continue to be settled pursuant to the terms of that plan.

2. COMMON STOCK SUBJECT TO PLAN.

1. Plan Maximums. The maximum number of shares of common stock, par value $2.50 per share, of the Corporation (“Common Stock”) that may be delivered to Participants (and their beneficiaries) pursuant to Options and Stock Appreciation Rights granted under the Plan shall be 500,000. The maximum number of shares of Common Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 500,000. If any Option or Stock Appreciation Right granted under the Plan ceases to be exercisable, expires, lapses or is forfeited or canceled, in whole or in part, or any Option or Stock Appreciation Right is settled for cash, the shares of Common Stock underlying that Option or Stock Appreciation Right shall again be available for distribution under the Plan.

2. Individual Limits. No Participant may be granted Options or Stock Appreciation Rights or any combination thereof relating to more than 20,000 shares of Common Stock under the Plan during any calendar year.

3. Adjustments. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Corporation, the Board of Directors of the Corporation (the “Board”) or the Committee shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitations upon Options and Stock Appreciation Rights to be granted to any Participant contained in Section 2(a) and Section 2(b), in the number and kind of shares of Common Stock or other securities subject to outstanding Options or Stock Appreciation Rights and the Exercise Price of outstanding Options and Stock Appreciation Rights and/or such other equitable substitutions or adjustments as it may determine to be appropriate in its sole discretion. In the case of a merger or similar transaction, such adjustments may include the cancellation of outstanding Options and Stock Appreciation Rights in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Options or Stock Appreciation Rights, as determined by the Committee or the Board in its sole discretion (in the case of a transaction in which holders of Common Stock receive consideration other than equity securities, any such determination by the Committee or the Board that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such transaction over the Exercise Price shall conclusively be deemed valid). “Committee” means a committee appointed by the Board which shall consist of two or more non-employee directors meeting the independence requirements of the national securities exchange on which shares of Common Stock are listed, each of whom is intended to be (i) to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (ii) to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code.

4. Section 409A of the Code. Notwithstanding the provisions of Section 2(c): (i) any adjustments to Options or Stock Appreciation Rights that constitute “deferred compensation” under Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments to Options or Stock Appreciation Rights that do not constitute “deferred compensation” under Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, such Options or Stock Appreciation Rights either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder; and (iii) in any event, neither the Board nor the Committee shall have the authority to make any adjustments to Options or Stock Appreciation Rights to the extent that the existence of such authority would cause an Option or Stock Appreciation Right that is not intended to be subject to Section 409A of the Code to be subject thereto.

3. ADMINISTRATION OF THE PLAN

1. Committee Composition and Authority. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board. Subject to governing law and the Plan, the Committee shall have authority in its discretion to interpret all provisions of the Plan, to determine the number of shares of Common Stock to be covered by each Option or Stock Appreciation Right granted hereunder, to determine the terms and conditions of any Option or Stock Appreciation Right, to prescribe the form of any instrument evidencing any Option or Stock Appreciation Right granted hereunder (in each case, an “Award Agreement”), to adopt, amend and rescind general and special rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2. Delegation. Subject to governing law and the terms of the Plan, the Committee may delegate the authority granted to it under Section 3(a); provided, however, that the Committee may not delegate such authority (i) as to Options or Stock Appreciation Rights that are made to executives who are considered “insiders” for the purposes of Section 16 of the Exchange Act or (ii) in a manner that would cause an Option or Stock Appreciation Right not to qualify for, or to cease to qualify for, the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as amended from time to time, or any successor provision thereto.

3. Procedures. The Committee shall keep minutes of its meetings. All actions of the Committee shall be taken by a majority of its members. Any act approved in writing by a majority of the Committee members shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. Any vacancies in the membership of the Committee shall be filled by an appointment by the Board. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time and to interpret the terms and provisions of the Plan.

4. ELIGIBILITY. Options or Stock Appreciation Rights under the Plan may be granted to such directors and employees, including officers and directors who are also employees, of the Corporation, a Subsidiary or Affiliate that the Committee deems to be key employees or directors who in the judgment of the Committee are considered important to the future of the Corporation, a Subsidiary or Affiliate (any such individual selected by the Committee to receive an Option or Stock Appreciation Right, a “Participant”).

5. OPTIONS AND STOCK APPRECIATION RIGHTS.

1. Types of Options. An option to purchase shares of Common Stock (an “Option”) may be granted hereunder at such times, in such amounts and, to the extent not inconsistent with the Plan, on such terms as the Committee shall determine. Options may be granted alone or with a related Stock Appreciation Right and may be of two types: “Incentive Stock Options,” which are Options designated as, and qualified as, “incentive stock options” within the meaning of Section 422 of the Code, and “Nonqualified Stock Options,” which are Options that are not Incentive Stock Options. To the extent that any Option is not designated (in the Award Agreement or otherwise) as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it shall constitute a Nonqualified Stock Option. “Grant Date” means (i) the date on which the Committee by resolution selects a Participant to receive a grant of an Option and determines the number of shares of Common Stock to be subject to such Option, or (ii) such later date as the Committee shall provide in such resolution.

2. Stock Appreciation Rights. An Award Agreement for any Option may provide the Participant with the right (a “Stock Appreciation Right”), from time to time, to elect to cancel all or any portion of the Option then subject to exercise, in which event the Corporation’s obligation under such Option may be discharged by the issuance or transfer to the Participant of an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common

Stock on the date of exercise over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Common Stock in respect of which the Stock Appreciation Right has been exercised. The Award Agreement for each Stock Appreciation Right shall specify whether payment is to be made in cash or shares of Common Stock or both, or reserve to the Committee or the Participant the right to make that determination prior to or upon exercise of the Stock Appreciation Right. Stock Appreciation Rights shall be granted only in conjunction with a related Option, shall be exercisable only at such time or times and to the extent that the related Option is exercisable, and shall have the same Exercise Price as the related Option. A Stock Appreciation Right shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Appreciation Right. In the event that a Participant exercises a Stock Appreciation Right, the number of shares of Common Stock as to which such Stock Appreciation Right was exercised shall no longer be available for use under the Plan. Any such Stock Appreciation Right shall expire no later than the expiration of the Term of the related Option. During the lifetime of the Participant to whom a Stock Appreciation Right is granted, it shall be exercisable only by such Participant.

3. Term. Each Award Agreement shall specify the period for which an Option is granted (the “Term”) and shall provide that the Option shall expire at the end of such period; provided that in no event shall an Option be exercisable more than 10 years from the Grant Date.

4. Exercise Price. The exercise price per share of Common Stock subject to an Option (the “Exercise Price”) shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the Exercise Price of an Option shall not be less than 100% of the Fair Market Value on the Grant Date of such Option; and provided, further, that the Exercise Price of an Option which is intended to qualify as an Incentive Stock Option shall comply with the rules for Incentive Stock Options set forth in Section 5(l).

5. Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

6. Termination of Employment. Unless otherwise provided in the applicable Award Agreement and subject to Section 7, a Participant’s Options and related Stock Appreciation Rights, if any, shall be forfeited upon his or her Termination of Employment, except as set forth below:

(a) Death. Upon a Participant’s death (A) while an employee of the Corporation, a Subsidiary or an Affiliate or (B) within three months following his or her Termination of Employment on account of disability, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Participant’s death, until the earlier of (x) the expiration of the original Term or (y) two years after such Participant’s death.

(b) Disability. Upon a Participant’s Termination of Employment by reason of the Participant’s disability, if such Participant has not died within the three months following such Termination of Employment, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of Termination of Employment, until the earlier of (A) the expiration of the original Term or (B) one year after such Termination of Employment.

(c) Retirement; Involuntary Termination. Upon a Participant’s Termination of Employment (A) due to “Retirement,” either (1) as defined by the Corporation’s tax-qualified retirement plans or (2) as determined by the Committee in its sole discretion or (B) involuntarily other than for Cause, death or disability, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Termination of Employment, until the earlier of (x) the expiration of the original Term and (y) three months after such Termination of Employment. For purposes of the Plan, a Termination of Employment for “Cause” shall mean a Termination of Employment by reason of a Participant’s commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation, a Subsidiary or an Affiliate, in each case as the Committee may determine in its sole discretion.

(d) Change in Control. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason other than for Cause during the twenty-four month period following a Change in Control, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Termination of Employment, until the earlier of (A) the expiration of the original Term and (B) one year after such Termination of Employment.

(e) Other Terminations. If the employment of a Participant to whom an Option or Stock Appreciation Right is granted is terminated for any reason other than those provided in the immediately preceding clauses (i) through (iv), the right to exercise such Option or Stock Appreciation Right, whether vested or unvested, shall terminate on the date on which such Termination of Employment occurs.

7. Payment of Exercise Price upon Exercise. Options and Stock Appreciation Rights may be exercised, in whole or in part, during the Term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which such Option or Stock Appreciation Right is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of the number of shares of Common Stock as to which the Option is being exercised multiplied by the Exercise Price) by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already-owned shares of Common Stock of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted and; provided, further, that such already-owned shares of Common Stock shall have been held by the Participant for at least six months at the time of exercise or were purchased on the open market.

8. Rights of Stockholders. An Option or Stock Appreciation Right shall not entitle the holder thereof to the rights of a stockholder of the Corporation and no Option or Stock Appreciation Right shall have the right to vote or the right to receive any dividends or other distributions.

9. Nontransferability of Options and Stock Appreciation Rights. No Option shall be transferable other than by a will of a Participant or by the laws of descent and distribution. During a Participant’s lifetime, an Option shall be exercisable only by the Participant or by the Participant’s attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or conservator would disqualify an Option as an Incentive Stock Option. A Stock Appreciation Right shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to this Section 5(i).

10. No Dividend Equivalents. No dividend equivalents may be granted in connection with any Option or Stock Appreciation Right.

11. No Repricing. Notwithstanding any other provision of this Plan, in no event may any Option or Stock Appreciation Right be amended, other than pursuant to Section 2(c), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Corporation’s stockholders.

12. Additional Rules for Incentive Stock Options. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Corporation. Any Option intended to qualify as an Incentive Stock Option shall be subject to the following terms and conditions:

(a) If the aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock as to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Corporation, any Subsidiary, or parent corporation (within the meaning of Section 424(e) of the Code) (such entities, together, the “ISO Eligible Entities”) exceeds $100,000, such Options shall be deemed Nonqualified Stock Options;

(b) If a Participant who is an employee of an ISO Eligible Entity does not remain employed by an ISO Eligible Entity from the time an Incentive Stock Option is granted to such Participant until 3 months prior to the date of exercise of such Incentive Stock Option (or such other period as required by law), such Option shall be treated as a Nonqualified Stock Option; and

(c) No Option which is intended to qualify as an Incentive Stock Option may be granted to any Participant who, at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, unless (A) the Exercise Price thereof equals no less than 110% of the Fair Market Value on the Grant Date of such Option and (B) the Term of such Option does not exceed five years.

6. FAIR MARKET VALUE. “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the national securities exchange on which shares of Common Stock are traded on the date of measurement, or if shares of Common Stock were not traded on the applicable national securities exchange on such measurement date, then on the next preceding date on which such shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

7. CHANGE IN CONTROL

1. Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, upon a Change in Control all then-outstanding Options and Stock Appreciation Rights immediately shall become fully vested and exercisable.

2. Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the first to occur of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 7(b); or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest for the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

3. Section 409A of the Code. Notwithstanding the foregoing, if any Option or Stock Appreciation Right is subject to Section 409A of the Code, this Section 7 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 10(c).

8. TERM, TERMINATION AND AMENDMENT

1. Term and Termination. The Plan will have a term of ten years, and will terminate on the tenth anniversary of the Effective Date. Options or Stock Appreciation Rights outstanding as of such date shall not be affected or impaired by the termination of the Plan.

2. Amendment of Plan. The Board may amend, alter or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made that would impair the rights of the holder of any Option or Stock Appreciation Right theretofore granted without the holder’s consent, except such an amendment made to cause the Plan to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

3. Amendment of Options or Stock Appreciation Rights. The Committee may amend the terms of any Option or Stock Appreciation Right, prospectively or retroactively, but no such amendment shall impair the rights of the holder of any Option or Stock Appreciation Right theretofore granted without the holder’s consent, except such an amendment made to cause the Plan, an Option or a Stock Appreciation Right to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. Notwithstanding the foregoing, no amendment may be made that would cause a payment for any Option or Stock Appreciation Right to be subject to taxes or penalties imposed pursuant to Section 409A of the Code.

9. EFFECTIVE DATE

The Plan shall be effective as of February 23, 2009 (the “Effective Date”), subject to approval by the stockholders of the Corporation.

10. GENERAL PROVISIONS

1. Termination of Employment. For purposes of the Plan, a “Termination of Employment” shall mean, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Corporation or any Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and Subsidiaries and Affiliates, shall not be considered Termination of Employment. Notwithstanding the foregoing, for any Option or Stock Appreciation Right that constitutes “nonqualified deferred compensation” under Section 409A of the Code, (i) “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code and (ii) no payment with respect to any such Option or Stock Appreciation Right shall be made on account of a Participant’s Termination of Employment until the date that the Participant experiences a “separation from service” as defined under Section 409A of the Code (or, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, the earlier of (A) the date of the Participant’s death and (B) the date that is six months following the date of the Participant’s “separation from service”).

2. Investment Representation; Compliance with Other Laws and Regulations. The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Option or Stock Appreciation Right to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for any such shares of Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(a) Listing or approval for listing upon notice of issuance, of such shares on the NASDAQ Stock Market or such other securities exchange as may at the time be the principal market for the Common Stock;

(b) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(c) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

3. Section 409A of the Code. It is the intention of the Corporation that no Option or Stock Appreciation Right shall constitute “deferred compensation” under Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Options and Stock Appreciation Rights shall be interpreted accordingly. The terms and conditions governing any Options or Stock Appreciation Rights that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares and any rules regarding treatment of such Options or Stock Appreciation Rights in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

4. Section 162(m) of the Code. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and all such Options or Stock Appreciation Rights, and this Plan, shall be interpreted and operated consistent with that intention.

5. Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) (“Section 16(b)”) of the Exchange Act. Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

6. Options and Stock Appreciation Rights Valid Notwithstanding Committee Composition. Any provision of the Plan to the contrary notwithstanding, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance will not affect the validity of any action of the Committee, including without limitation the grant of an Option or Stock Appreciation Right or any interpretation of the Plan.

7. No Rights to Continued Employment. The Plan and any Option or Stock Appreciation Right granted under the Plan shall neither confer upon any Participant any right of continued employment by the Corporation or by any Subsidiary or Affiliate, nor shall it interfere in any way with the right of an employer to terminate the Participant’s employment at any time.

8. Effect of the Plan on Other Stock Plans. Except as otherwise provided in the Plan, the adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, a Subsidiary, an Affiliate, a parent corporation or any predecessors or successors thereto.

9. Unfunded Status of Plan. It is presently intended that the Plan constitute an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

10. Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes as to any Option or Stock Appreciation Right under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld from payment of such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, including Common Stock issued in connection with the Option or Stock Appreciation Right that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

11. Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

12. Governing Law. The Plan and all Options or Stock Appreciation Rights granted, and actions taken, thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

ANNUAL MEETING OF SHAREHOLDERS OF

SUFFOLK BANCORP

April 14, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.suffolkbancorp.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20330300000000001000 2	041409

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				2. The Approval of the Board of Directors’ selection of Grant Thornton, L.L.P. as independent public accountants for the fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	O James E. Danowski (for a term of three years) O Thomas S. Kohlmann (for a term of three years) O Terence X. Meyer (for a term of three years)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. The Approval of the Suffolk Bancorp 2009 Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O J. Gordon Huszagh (for a term of two years)		4. Any other business which may be properly brought before the meeting or any adjournment thereof.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐	¢

SUFFOLK BANCORP

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS – APRIL 14, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) HERBERT DRESHER and TRACY L. STARK as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the matters shown on the reverse side in the manner directed, and upon any other matter which may properly come before the meeting, all the shares of common stock of Suffolk Bancorp held on record by the undersigned on March 6, 2009 at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 14, 2009 at Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, or any adjournment thereof. The undersigned hereby revokes any proxy previously given.

(Continued and to be signed on the reverse side)

¢	14475 ¢